Exhibit 10.1
AMENDMENT NO. 1 TO

FIXED TERM CONTRACT OF EMPLOYMENT

Amendment No. 1, dated December 31, 2020 (“Amendment”) to that certain Fixed Term Employment Agreement, dated August 18, 2020 (the “Existing Agreement”), among Vonage Holdings Corp. (“Vonage” or the “Company”) and Tim Shaughnessy (the “Executive” and together with Vonage, the “Parties”).
WHEREAS, the Parties desire to extend the Executive’s services with the Company as Interim CFO, and
WHEREAS, in consideration of the foregoing, the Parties desire to amend the Existing Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:
1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.
2.Amendments to the Existing Agreement. As of the Amendment Effective Date (defined below), the Existing Agreement is hereby amended as follows:
a.Section 1.A, “General”, of the Existing Agreement is hereby amended by replacing the words “December 31, 2020” with “February 28, 2021, or until March 31, 2021 upon the mutual agreement among the Parties pursuant to Section 2,”.
b.Section 2, “Employment ‘At-Will’”, of the Existing Agreement is hereby amended by deleting the words “Your employment shall commence effective as of August 18, 2020 (the “Start Date”) and shall continue through December 31, 2020, unless earlier terminated pursuant to the terms of this Agreement (the “Term”). In no event shall your employment exceed four and a half (4.5) months” of such Section and substituting in lieu thereof the words “Your employment shall commence effective as of August 18, 2020 (the “Start Date”) and shall continue through February 28, 2021, unless earlier terminated pursuant to the terms of this Agreement (the “Term”). Upon mutual agreement among the parties, the Term may be extended through and until March 31, 2021. In no event shall the Term of your employment exceed seven and a half (7.5) months”.
c.Section 5.A, “Compensation”, of the Existing Agreement is hereby amended and restated as follows:
“Vonage shall pay you at a rate of (i) $300,000 per month for each of the first three months, (ii) $300,000 for the last half of November 2020 and the entire month of December 2020, (iii)

$400,000 per month for January and February 2021, respectively, and (iv) $400,000 for March 2021 should your Term be extended to pursuant to Section 2, payable via direct deposit to your bank account of record, on a biweekly basis in arrears in accordance with the Company’s regular payroll schedule (“Salary”). In addition to your Salary, you will be eligible to receive a bonus, in such amount and form payable subject to the discretion of the Vonage Compensation Committee. These payments shall constitute 2020 and 2021 W-2 wages, less withholdings and deductions, if and as applicable.”.
3.Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above (the "Amendment Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

Signature Page Follows

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

VONAGE HOLDINGS CORP.
By: /s/ Susan Quackenbush Name: Susan Quackenbush Title: Chief Human Resources Officer

By /s/ Timothy Shaughnessy Name: Timothy Shaughnessy Title: Interim Chief Financial Officer